2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports First Quarter 2014 Results
Same-Property RevPAR Increased 8.5 Percent; Adjusted EBITDA rose 34.4 Percent;
Adjusted FFO per Diluted Share Climbed 33.5 Percent

Bethesda, MD, April 24, 2014 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the first quarter ended March 31, 2014. The Company’s results include the following:

	First Quarter
	2014	2013
	($ in millions, except per share and RevPAR data)

Net income (loss) to common shareholders	$(2.0)	$(4.9)
Net income (loss) per diluted share	$(0.03)	$(0.08)

Same-Property RevPAR(1)	$168.98	$155.78
Same-Property RevPAR growth rate	8.5%

Same-Property EBITDA(1)	$34.6	$28.9
Same-Property EBITDA growth rate	19.9%
Same-Property EBITDA Margin(1)	24.3%	21.8%

Adjusted EBITDA(1)	$29.5	$22.0
Adjusted EBITDA growth rate	34.4%

Adjusted FFO (1)	$16.9	$12.0
Adjusted FFO per diluted share(1)	$0.26	$0.20
Adjusted FFO per diluted share growth rate	33.5%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We’re very pleased with our portfolio’s strong operating performance in the first quarter, as revenue growth and profitability margin results exceeded both our outlook and the performance of the overall U.S. hotel industry,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our hotels continued to benefit from strong underlying hotel industry fundamentals, despite weather related travel disruptions throughout the east coast in the first quarter. Industry demand significantly outpaced supply due to healthy increases in business transient, leisure and international inbound travel, as well as the first signs of meaningful improvement in group demand, all of which benefited our hotels, particularly those on the west coast. Significant revenue growth throughout our portfolio was widespread, though our hotels that were renovated in the last few years led the way, including Hotel Zetta, Sir Francis Drake, Sofitel Philadelphia, and Monaco Seattle - all properties where we’ve been successful at both improving and creating a unique customer experience. Our 2014 outlook remains very positive and we expect these favorable growth trends to continue throughout the year.”

First Quarter Highlights

▪
Same-Property RevPAR: Same-Property RevPAR in the first quarter of 2014 increased 8.5 percent over the same period of 2013 to $168.98. Same-Property ADR grew 7.0 percent from the first quarter of 2013 to $209.98. Same-Property Occupancy rose 1.4 percent to a very healthy 80.5 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $34.6 million of Same-Property EBITDA for the quarter ended March 31, 2014, climbing 19.9 percent compared with the same period of 2013. Same-Property Revenues increased 7.6 percent, while Same-Property Hotel Expenses rose 4.1 percent. As a result, Same-Property EBITDA Margin grew to 24.3 percent for the quarter ended March 31, 2014, representing an increase of 251 basis points as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA rose $7.6 million, or 34.4 percent, to $29.5 million from $22.0 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 40.5 percent to $16.9 million from $12.0 million in the prior year period.

▪
Dividends: On March 14, 2014, the Company declared a regular quarterly cash dividend of $0.23 per share on its common shares (an increase of 44 percent from the prior quarterly dividend of $0.16 per share), a regular quarterly cash dividend of $0.4921875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

“We had an excellent first quarter, with an increase in Same-Property RevPAR of 8.5 percent driving Same-Property EBITDA growth of 19.9 percent over the prior year,” added Mr. Bortz. “We continue to benefit from our strategy of focusing on acquiring high-quality hotels located in high barrier to entry coastal gateway cities, and then renovating and repositioning them to create a unique experience for our hotels’ guests. Our hotels are not meant to be commodities, and we’re experiencing extremely positive results following the property renovations and improvements that we completed from 2011 through 2013, as well as from successfully executing on operational changes, particularly in food and beverage. In addition, our asset managers and property management teams continue to work together implementing our asset management and best practice initiatives. We expect to see further improvement in our operating profitability throughout 2014 and beyond.”

Capital Reinvestment and Asset Management

During the first quarter, the Company invested $8.1 million in capital improvements throughout its portfolio, which includes the Company’s 49 percent interest in its six hotel joint venture with Denihan Hospitality Group (the “Manhattan Collection”). The Company’s capital improvements included $1.5 million at Hotel Palomar San Francisco, $1.0 million at Hotel Vintage - Seattle, $0.7 million at Vintage Plaza Portland and $0.5 million at Le Méridien Delfina Santa Monica.

As of April 2014, the Company has substantially completed a comprehensive renovation and repositioning of the 125-room Hotel Vintage Park Seattle, which has been renamed Hotel Vintage - Seattle. The Company has also largely completed the restaurant and lobby renovations at the 196-room Hotel Palomar San Francisco and plans to soon commence a rooms and corridor refresh as well as the addition of four guestrooms at the property.

During the fourth quarter of 2014, the Company plans to commence a comprehensive renovation and repositioning at the 355-room Radisson Hotel Fisherman’s Wharf, a guest rooms and public areas renovation of the 258-room W Los Angeles-Westwood, including the potential of adding 36 guest rooms, and the renovation of the lobby and atrium at the 337-room Embassy Suites San Diego Bay Downtown, including the addition of four guest rooms.

Balance Sheet

As of March 31, 2014, the Company had $546.1 million in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 4.4 percent and 3.6 percent, respectively. The Company’s total combined consolidated and unconsolidated weighted-average interest rate on its debt is 4.2 percent. The Company had $100.0 million outstanding in the form of an unsecured term loan and no outstanding balance on its $200.0 million senior unsecured revolving credit facility. As of March 31, 2014, the Company had $58.7 million of consolidated cash, cash equivalents and restricted cash and $13.5 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent pro rata interest in the Manhattan Collection.

On March 31, 2014, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.4 times and total net debt to trailing 12-month corporate EBITDA was 4.2 times. The Company’s total debt to total assets ratio was 32 percent. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 2.2 times, total net debt to trailing 12-month corporate EBITDA was 3.4 times and total debt to total assets ratio was 29 percent.

2014 Outlook

The Company's outlook for 2014 incorporates the expected impact of the Company’s various capital investment projects and assumes continued improvement in economic activity, positive business travel trends and other significant assumptions. The Company’s outlook for 2014 is as follows:

	2014 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$63.9	$68.9
Net income per diluted share	$0.99	$1.06

Adjusted EBITDA	$177.5	$182.5

Adjusted FFO	$115.4	$120.4
Adjusted FFO per diluted share	$1.78	$1.86

This 2014 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.0%	2.5%
U.S. Hotel Industry RevPAR growth rate	5.0%	6.0%

Same-Property RevPAR	$195	$197
Same-Property RevPAR growth rate	6.5%	7.5%

Same-Property EBITDA	$196.0	$201.0
Same-Property EBITDA Margin	30.5%	31.0%
Same-Property EBITDA Margin growth rate	125 bps	175 bps

Corporate cash general and administrative expenses	$13.5	$13.5
Corporate non-cash general and administrative expenses	$7.5	$7.5

Total capital investments related to renovations, capital maintenance and return on investment projects	$50.0	$60.0

Weighted-average fully diluted shares and units	64.8	64.8

The Company’s outlook for the second quarter of 2014 is as follows:

	Second Quarter 2014 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$206	$208
Same-Property RevPAR growth rate	7.0%	8.0%

Same-Property EBITDA	$54.2	$56.2
Same-Property EBITDA Margin	32.6%	33.1%
Same-Property EBITDA Margin growth rate	75 bps	125 bps

Adjusted EBITDA	$49.0	$51.0

Adjusted FFO	$32.0	$34.0
Adjusted FFO per diluted share	$0.49	$0.53

Weighted-average fully diluted shares and units	64.8	64.8

The Company’s outlook for 2014 and Second Quarter 2014 reflects the Company’s 49 percent pro rata interest in the Manhattan Collection.

The Company’s estimates and assumptions for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate for 2014 include the hotels owned as of March 31, 2014, as if they had been owned by the Company for the entire year of 2014 and 2013. The Company’s 2014 outlook assumes no additional acquisitions beyond the hotels the Company owned as of March 31, 2014.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, April 25, 2014 at 9:00 AM EDT. To participate in the conference call, please dial (888) 359-3624 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 29 hotels, including 23 wholly owned hotels with a total of 5,547 guest rooms and a 49% joint venture interest in six hotels with a total of 1,775 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, in the following markets: Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); San Diego, California; San Francisco, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of April 24, 2014. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1300

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$1,712,545	$1,717,611
Investment in joint venture	255,584	260,304
Ground lease asset, net	19,158	19,217
Cash and cash equivalents	44,290	55,136
Restricted cash	14,384	16,482
Hotel receivables (net of allowance for doubtful accounts of $200 and $270, respectively)	19,794	16,850
Deferred financing costs, net	4,304	4,736
Prepaid expenses and other assets	35,601	26,595
Total assets	$2,105,660	$2,116,931

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$—	$—
Term loan	100,000	100,000
Mortgage debt (including mortgage loan premium of $5,350 and $5,888, respectively)	451,410	454,247
Accounts payable and accrued expenses	61,963	61,428
Advance deposits	9,538	8,432
Accrued interest	1,932	1,945
Distribution payable	20,525	15,795
Total liabilities	645,368	641,847
Commitments and contingencies
Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference of $325,000 and $325,000 at March 31, 2014 and December 31, 2013), 100,000,000 shares authorized; 13,000,000 shares issued and outstanding at March 31, 2014 and 13,000,000 issued and outstanding at December 31, 2013	130	130
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 63,764,929 issued and outstanding at March 31, 2014 and 63,709,628 issued and outstanding at December 31, 2013	638	637
Additional paid-in capital	1,542,796	1,541,138
Accumulated other comprehensive income (loss)	970	1,086
Distributions in excess of retained earnings	(86,560)	(69,652)
Total shareholders’ equity	1,457,974	1,473,339
Non-controlling interests	2,318	1,745
Total equity	1,460,292	1,475,084
Total liabilities and equity	$2,105,660	$2,116,931

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended March 31,
	2014	2013

Revenues:
Hotel operating revenues:
Room	$83,569	$67,139
Food and beverage	32,448	31,163
Other operating	9,695	6,612
Total revenues	$125,712	$104,914

Expenses:
Hotel operating expenses:
Room	$22,895	$18,858
Food and beverage	23,810	24,058
Other direct	3,471	3,276
Other indirect	34,416	28,852
Total hotel operating expenses	84,592	75,044
Depreciation and amortization	15,888	13,211
Real estate taxes, personal property taxes and property insurance	6,723	5,591
Ground rent	1,585	922
General and administrative	6,147	4,339
Hotel acquisition costs	285	920
Total operating expenses	115,220	100,027
Operating income (loss)	10,492	4,887
Interest income	614	634
Interest expense	(6,075)	(5,458)
Equity in earnings (loss) of joint venture	(3,244)	(2,907)
Income (loss) before income taxes	1,787	(2,844)
Income tax (expense) benefit	2,334	2,598
Net income (loss)	4,121	(246)
Net income (loss) attributable to non-controlling interests	43	2
Net income (loss) attributable to the Company	4,078	(248)
Distributions to preferred shareholders	(6,081)	(4,668)
Net income (loss) attributable to common shareholders	$(2,003)	$(4,916)

Net income (loss) per share available to common shareholders, basic and diluted	$(0.03)	$(0.08)
Weighted-average number of common shares, basic	63,762,930	60,996,196
Weighted-average number of common shares, diluted	63,762,930	60,996,196

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2014	2013
Net income (loss)	$4,121	$(246)
Adjustments:
Depreciation and amortization	15,844	13,169
Depreciation and amortization from joint venture	2,211	2,606
FFO	$22,176	$15,529
Distribution to preferred shareholders	$(6,081)	$(4,668)
FFO available to common share and unit holders	$16,095	$10,861
Hotel acquisition costs	285	920
Non-cash ground rent	453	22
Amortization of Class A LTIP units	395	395
Management/franchise contract transition costs	99	197
Interest expense adjustment for above market loan	(538)	(382)
Non-cash retail rent	84	—
Adjusted FFO available to common share and unit holders	$16,873	$12,013

FFO per common share - basic	$0.25	$0.18
FFO per common share - diluted	$0.25	$0.18
Adjusted FFO per common share - basic	$0.26	$0.20
Adjusted FFO per common share - diluted	$0.26	$0.20

Weighted-average number of basic common shares and units	64,370,921	61,377,305
Weighted-average number of fully diluted common shares and units	64,715,883	61,507,435

	Three months ended March 31,
	2014	2013

Net income (loss)	$4,121	$(246)
Adjustments:
Interest expense	6,075	5,458
Interest expense from joint venture	2,264	2,021
Income tax expense (benefit)	(2,334)	(2,598)
Depreciation and amortization	15,888	13,211
Depreciation and amortization from joint venture	2,211	2,606
EBITDA	$28,225	$20,452
Hotel acquisition costs	285	920
Non-cash ground rent	453	22
Amortization of Class A LTIP units	395	395
Management/franchise contract transition costs	99	197

Non-cash retail rent	84	—
Adjusted EBITDA	$29,541	$21,986

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash retail rent: The Company excludes the non-cash retail rent expense, which is primarily made up of the above/below market rental income adjustments.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013
Revenues:
Hotel operating revenues:
Room	$13,985	$14,001
Food and beverage	1,919	1,640
Other operating	721	639
Total revenues	16,625	16,280

Expenses:
Total hotel expenses	15,343	14,537
Depreciation and amortization	2,211	2,606
Total operating expenses	17,554	17,143
Operating income (loss)	(929)	(863)
Interest income	—	10
Interest expense	(2,264)	(2,021)
Other	(51)	(33)
Equity in earnings of joint venture	$(3,244)	$(2,907)

	Fixed Interest Rate	Loan Amount
Debt:
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(7,869)
Net Debt		217,531
Restricted cash		(5,661)
Net Debt including restricted cash		$211,870

(1) Does not include the Company's pro rata interest of the $50.0 million preferred capital the Company made to the joint venture, in which Pebblebrook has a 49% ownership interest.

Notes:

These operating results represent the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Affinia Manhattan, Affinia 50, Affinia Dumont, Affinia Shelburne, Affinia Gardens and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for informational purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended March 31,
	2014	2013
Total Portfolio
Same-Property Occupancy	80.5%	79.4%
Increase/(Decrease)	1.4%
Same-Property ADR	$209.98	$196.26
Increase/(Decrease)	7.0%
Same-Property RevPAR	$168.98	$155.78
Increase/(Decrease)	8.5%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2014 for both 2014 and 2013. Results for the Manhattan Collection reflect the Company's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended March 31,
	2014	2013
Total Portfolio
Same-Property Occupancy	80.0%	78.3%
Increase/(Decrease)	2.1%
Same-Property ADR	$209.43	$193.53
Increase/(Decrease)	8.2%
Same-Property RevPAR	$167.47	$151.53
Increase/(Decrease)	10.5%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2014, except for the Company's 49% ownership interest in the Manhattan Collection for both 2014 and 2013. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended March 31,
	2014	2013
Total Portfolio
Same-Property Occupancy	83.7%	86.3%
Increase/(Decrease)	(3.0)%
Same-Property ADR	$213.34	$212.22
Increase/(Decrease)	0.5%
Same-Property RevPAR	$178.66	$183.19
Increase/(Decrease)	(2.5)%

Notes:

This schedule of hotel results for the three months ended March 31 includes only information for the six hotels that comprise the Manhattan Collection as of March 31, 2014. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013

Same-Property Revenues:
Rooms	$97,554	$88,739
Food and beverage	34,367	34,552
Other	10,500	9,124
Total hotel revenues	142,421	132,415

Same-Property Expenses:
Rooms	$28,838	$26,973
Food and beverage	25,573	27,007
Other direct	3,596	3,573
General and administrative	13,422	12,528
Sales and marketing	11,132	10,493
Management fees	4,401	4,057
Property operations and maintenance	5,084	4,702
Energy and utilities	4,411	3,843
Property taxes	7,287	6,696
Other fixed expenses	4,044	3,668
Total hotel expenses	107,788	103,540

Same-Property EBITDA	$34,633	$28,875

Same-Property EBITDA Margin	24.3%	21.8%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2014 for both 2014 and 2013. Results for the Manhattan Collection reflect the Company's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013

Same-Property Revenues:
Rooms	$83,569	$74,738
Food and beverage	32,448	32,912
Other	9,779	8,485
Total hotel revenues	125,796	116,135

Same-Property Expenses:
Rooms	$22,901	$21,356
Food and beverage	23,822	25,323
Other direct	3,477	3,462
General and administrative	11,415	10,586
Sales and marketing	9,865	9,290
Management fees	3,883	3,545
Property operations and maintenance	4,239	3,946
Energy and utilities	3,504	3,057
Property taxes	5,419	4,891
Other fixed expenses	3,920	3,548
Total hotel expenses	92,445	89,004

Same-Property EBITDA	$33,351	$27,131

Same-Property EBITDA Margin	26.5%	23.4%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2014, except for the Company's 49% ownership interest in the Manhattan Collection for both 2014 and 2013. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013
Same-Property Revenues:
Rooms	$13,985	$14,001
Food and beverage	1,919	1,640
Other	721	639
Total hotel revenues	16,625	16,280

Same-Property Expenses:
Rooms	$5,938	$5,617
Food and beverage	1,751	1,684
Other direct	114	112
General and administrative	2,007	1,942
Sales and marketing	1,268	1,203
Management fees	518	512
Property operations and maintenance	846	756
Energy and utilities	907	786
Property taxes	1,869	1,805
Other fixed expenses	125	120
Total hotel expenses	15,343	14,537

Same-Property EBITDA	$1,282	$1,743

Same-Property EBITDA Margin	7.7%	10.7%

Notes:

This schedule of hotel results reflects the Company's 49% ownership interest in the Manhattan Collection for the three months ended March 31 and only includes information for the six hotels that comprise the Manhattan Collection as of March 31, 2014. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Meridien Delfina Santa Monica (formerly Sheraton)	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
Westin Gaslamp Quarter San Diego	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Plaza Portland	X	X	X	X
W Los Angeles - Westwood	X	X	X	X
Hotel Palomar San Francisco	X	X	X	X
Embassy Suites San Diego Bay	X	X	X	X
The Redbury Hotel	X	X	X	X
Hotel Modera	X	X	X	X
Radisson Hotel Fisherman's Wharf	X	X	X	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s first quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of March 31, 2014. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2014 Outlook include the hotels owned as of March 31, 2014. The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2014 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	79%	86%	87%	80%	83%
ADR	$196	$223	$231	$226	$220
RevPAR	$156	$193	$202	$182	$183

Hotel Revenues	$132.4	$160.7	$164.3	$156.7	$614.1
Hotel EBITDA	$28.9	$51.2	$53.2	$46.1	$179.4

	First Quarter 2014

Occupancy	80%
ADR	$210
RevPAR	$169

Hotel Revenues	$142.4
Hotel EBITDA	$34.6

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2014. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	78%	86%	87%	79%	83%
ADR	$194	$212	$224	$211	$211
RevPAR	$152	$183	$195	$167	$174

Hotel Revenues	$116.1	$138.5	$143.1	$131.7	$529.4
Hotel EBITDA	$27.1	$43.6	$46.5	$36.5	$153.7

	First Quarter 2014

Occupancy	80%
ADR	$209
RevPAR	$167

Hotel Revenues	$125.8
Hotel EBITDA	$33.4

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2014, except for the Company's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	86%	88%	90%	89%	88%
ADR	$212	$292	$276	$315	$274
RevPAR	$183	$258	$247	$280	$242

Hotel Revenues	$16.3	$22.2	$21.2	$25.0	$84.7
Hotel EBITDA	$1.7	$7.6	$6.7	$9.6	$25.7

	First Quarter 2014

Occupancy	84%
ADR	$213
RevPAR	$179

Hotel Revenues	$16.6
Hotel EBITDA	$1.3

Notes:

These historical hotel operating results include only information from the 6 hotel properties in the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.